UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015 (November 5, 2015)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 5, 2015, First Data Corporation (the “Company”) issued a press release to announce that it intended to offer $750 million aggregate principal amount of senior secured first lien notes due 2024 (the “first lien notes”) and $750 million aggregate principal amount of senior secured second lien notes due 2024 (the “second lien notes” and, together with the first lien notes, the “notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Subsequently, on November 5, 2015, the Company issued a press release to announce that it had increased the offering size of the first lien notes to an aggregate principal amount of $1.0 billion and the second lien notes to an aggregate principal amount of $2.2 billion. The notes will be issued at par. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Company intends to use the proceeds from the offering of the notes to redeem all outstanding amount of its 8.75% senior secured second lien notes due 2022 (the “8.75% Notes”) and all outstanding amount of its 8.25% senior secured second lien notes due 2021 (the “8.25% Notes”), and to pay any applicable premiums and related fees and expenses. This Current Report does not constitute a notice of redemption of the 8.75% Notes or the 8.25% Notes.

The offering of the notes is part of a refinancing transaction that includes replacing the Company’s $1.5 billion senior secured term loan facility due March 2017 (the “March 2017 Term Loans”) with incremental term loans of $1.25 billion and €200 million (estimated at $223 million equivalent) issued under its existing senior secured term loan facility due July 2022 (the “July 2022 Term Loans”). The interest rate applicable to the July 2022 Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR plus 375 basis points or (b) solely with respect to July 2022 Term Loans denominated in dollars, a base rate plus 275 basis points. The July 2022 Term Loans have a maturity date of July 10, 2022.

The refinancing is expected to result in an additional reduction of annualized interest expense of $72 million over and above interest savings resulting from the debt principal paydowns executed with the proceeds of the initial public offering and the debt refinancing related to the issuance of $3.4 billion aggregate principal amount of 7.000% senior notes due 2023 that was announced last week. Upon consummation of these transactions, the Company will not have any significant debt maturities until March 2018.

Item 9.01 Financial Statements and Exhibits

99.1                                       Press release dated November 5, 2015.

99.2                                       Press release dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: November 5, 2015	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX 99.1	Press release dated November 5, 2015.
EX 99.2	Press release dated November 5, 2015.